Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2
(Form Type)

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Debt	Notes	Rule 457(o)	$1,000,000		$1,000,000	0.00015310	$153.10
Fees Previously Paid

Carry Forward Securities
	Total Offering Amounts:							$153.10
	Total Fees Previously Paid:							$0
	Total Fee Offsets:							$0
	Net Fee Due:							$153.10

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.
(2)	Being registered pursuant to this Registration Statement.
(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement.